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                                                                   EXHIBIT  21.1
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    The following is a list of the subsidiaries of the Company, wholly-owned unless otherwise stated. This list of subsidiaries includes all of the significant subsidiaries of the Company as of May 1, 1996.

                          UNITED KINGDOM CORPORATIONS:

Centex Homes (UK) Limited
Charles Church Homes Limited

                              NEVADA CORPORATIONS:

Advanced Financial Technology, Inc.
Advanced Protections Systems, Inc.
Braewood Development Corp.
CDMC Holding, Inc.
Centex Acceptance Corporation
Centex Bateson Enterprises, Inc.
Centex Building Services, Inc.
Centex Collateralized Mortgage Corporation
Centex Construction Company, Inc.
Centex Construction Group, Inc.
Centex Credit Corporation
Centex Development Management Company
Centex Escrow Company
Centex Financial Corporation
Centex Financial Management Corporation
Centex Forcum Lannom, Inc.
Centex Golden Construction Company
Centex Home Services Company
Centex International, Inc.
Centex New Jersey Realty, Inc.
Centex Real Estate Construction Company
Centex Real Estate Corporation
Centex Realty Company
Centex-Rodgers Construction Company
Centex Roofing Company
Centex Senior Services Corporation
Centex Service Company
Centex-Simpson Construction Company, Inc.
Centex Technology, Inc.
Centex Title & Ancillary Services, Inc.
Commerce Land Title, Inc.
CTX Commercial Corporation
CTX Financial Corporation
CTX Holding Company
CTX Mortgage Company
CTX Mortgage Ventures Corporation
Enhanced Safetysystems, Inc.
4500 Finance Company
GHQ Company, Inc.
Great Lakes Development Co., Inc.
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                        NEVADA CORPORATIONS (CONTINUED):

Loan Processing Technologies, Inc.
M&W General Construction Company
Metropolitan Tax Service, Inc.
Mogul Water Company
Nova Mortgage Credit Corporation
Panoramic Land, Inc.
Residential Contractors, Inc.
San Juan Land Company
Vista Properties, Inc.
Vista Real Estate Development Company

                             DELAWARE CORPORATIONS:

Centex Construction Products, Inc.
Vista Mortgage & Realty, Inc.

                             FLORIDA CORPORATIONS:

Centex-Great Southwest Corporation
Centex-Rooney Construction Co., Inc.
Metropolitan Title & Guaranty Company

                             GEORGIA CORPORATIONS:

Centex-Hamby Construction, Inc.
Centex Homes Marketing, Inc.

                             ILLINOIS CORPORATIONS:

111 E. Chestnut Corporation

                            LOUISIANA CORPORATIONS:

Centex Landis Construction Co., Inc.

                             MICHIGAN CORPORATIONS:
Beauty Built Homes, Inc.
Centex-Aim Construction, L.L.C.

                          NORTH CAROLINA CORPORATIONS:

Bradfield Farms Water Company
John Crosland Acceptance Corporation Three
Crosland Bond Company
John Crosland Company
Genbond Two, Inc.
                              TEXAS CORPORATIONS:

Centex Bateson Construction Company, Inc.
Centex Homes, Inc.
Centex International, Inc.
Dundee Insurance Agency, Inc.
Fox & Jacobs, Inc.
Independent General Agency, Inc.
Panorama Development Corp.
1629 Service Corporation
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                             VERMONT CORPORATIONS:

Armor Insurance Company

                                 PARTNERSHIPS:

American Priority Mortgage Company, L. P.
Bateson Dailey, a Joint Venture
Bayfront Associates, Ltd.
Blakeney Heath Venture Company
Centex Auchter, a Joint Venture
Centex Concord, General Partnership
Centex-Draper 156 Partnership
Centex-Draper 162 Partnership
Centex Engle Joint Venture
Centex/Goins Rash Cain, a Joint Venture
Centex Golden/Kimmel
Centex-Great Southwest Corporation/Construct Two, a Joint Venture
Centex Homes Company, General Partnership
Centex-Kensington (Mankato I) Partnership
Centex-Rodgers Construction Company-Construction
    Control Services Corporation, a Joint Venture
Centex-Rodgers-Sorenson Gross, a Joint Venture
Centex-Rooney Construction Co., Inc.-Construct Two Construction
    Managers, Inc., a Joint Venture
Centex Rooney Construction Co., Inc./Landis Company, Inc., a Joint Venture Centex-Rooney National Development, J.V.
Centex-Rooney/Sierra, J.V.
Centex-Schaumberg Industrial Park
Central Park Professional Center
COINS #1 CCMC A FB
COINS #9 CAC I, J & K, FB
Crosland Acceptance Associates V, a General Partnership
Golden-C A B, Joint Venture
Golden Turner, a Joint Venture
Mortgage Acceptance Associates No. 2, a North Carolina General Partnership Mortgage Collateral Associates No. 1, a General Partnership
Mortgage Collateral Associates No. 3, a General Partnership
Palmdale 101
Vista Partners, a Nevada General Partnership



    All of the Company's subsidiaries are included in the Consolidated Financial Statements of the Company incorporated by reference into this Form 10-K from the Centex 1996 Annual Report to Stockholders.

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